ESAB Corporation Announces Third Quarter 2022 Results

•Achieved $0.88 diluted EPS from continuing operations, and $0.92 of core adjusted diluted EPS
•Increased sales 2% with core organic growth of 10%
•Reported net income from continuing operations attributable to ESAB of $53 million and core adjusted EBITDA of $96 million, up 5% versus prior year third quarter
•Completed acquisition of Ohio Medical to strengthen attractive gas control business

North Bethesda, MD, November 3, 2022 -- ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a world leader in fabrication and gas control technology, today announced strong financial results for the third quarter of 2022.

The Company reported third quarter sales of $620 million, an increase of 2% on a reported basis, and core (excluding Russia) sales of $577 million, or 10% higher core organic growth before currency translation impacts. ESAB also reported third quarter GAAP net income from continuing operations attributable to ESAB of $53 million, $0.88 diluted per share and core adjusted net income of $56 million, $0.92 diluted per share. Core adjusted EBITDA of $96 million rose 5% compared to $91 million in the prior year quarter.

“We delivered another quarter of revenue growth and margin expansion while continuing to shape our enterprise towards our long-term, strategic goal of creating a faster growing, higher margin, and less cyclical business,” said Shyam P. Kambeyanda, President and Chief Executive Officer of ESAB Corporation. “The acquisition of Ohio Medical has strengthened our industry-leading gas control platform to more than $400 million of sales and above 40% gross margins.”

ESAB continues its track record of innovation and new product introductions with the upcoming global launch of the game-changing Renegade Volt battery-powered welder in partnership with DeWalt. “This best-in-class product offering strengthens ESAB’s equipment portfolio and fills a key customer need of improved transportability while improving ESAB’s margins,” continued Mr. Kambeyanda. “Overall, this was a quarter of significant progress on our journey to achieve our long-term goal of greater than $3 billion of revenue, 20%-plus adjusted EBITDA margins and 100% free cash flow conversion.”

ESAB reaffirmed its expectation for 2022 core organic growth of 11-14% and updated its total core sales growth forecast to 5-7% reflecting additional currency pressures. The Company narrowed its core adjusted EBITDA outlook to $405-415 million and increased its core adjusted EPS guidance from $3.85-$4.05 to $4.00-$4.10.

About Ohio Medical Acquisition

On October 14, 2022, the Company completed the acquisition of Ohio Medical, a global leader in oxygen regulators and central gas systems, for $127 million. The Company also expects an additional cash tax benefit with a net present value of $15 million. During the twelve months ended August 31, 2022, Ohio Medical generated over $45 million of sales, gross margins above 40%, and adjusted EBITDA margins greater than 20%. The acquisition is expected to be adjusted EPS accretive to ESAB in the first full year of ownership. The Company expects its net leverage ratio to be less than 3x at the end of 2022. Ohio Medical provides ESAB with strong brands and distribution in the large and attractive North American market and significant cross selling opportunities globally with the Company’s existing GCE business.

Conference Call and Webcast

The Company will hold a conference call to discuss its third quarter 2022 results beginning at 8:00 a.m. Eastern on Thursday, November 3, 2022, which will be open to the public by calling +1-888-550-5302 (U.S. callers) and +1-646-960-0685 (International callers) and referencing the conference ID number 4669992 and through webcast via ESAB’s website www.ESABcorporation.com under the “Investors” section. Access to a supplemental slide presentation can also be found on ESAB's website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. To view this press release and associated financials in a PDF format click here.

About ESAB Corporation

ESAB Corporation (NYSE: ESAB) is a world leader in fabrication and gas control technology, providing our partners with advanced equipment, consumables, gas control equipment, robotics, and digital solutions which enable the everyday and extraordinary work that shapes our world. To learn more, visit www.ESABcorporation.com.

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). ESAB presents some of these non-GAAP financial measures including and excluding Russia due to economic and political volatility caused by the Russia and Ukraine conflict, which results in enhanced investor interest in this information. Core non-GAAP financial measures includes Russia for the three months ended April 1, 2022, and April 2, 2021, and, due to the Russia and Ukraine conflict that started at the end of the first quarter, excludes Russia for the three and six months ended September 30, 2022, and October 1, 2021. These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, Core adjusted net income from continuing operations, adjusted EBITA (earnings before interest, taxes, and amortization), Core adjusted EBITA, adjusted EBITDA (adjusted EBITA plus depreciation and other amortization), Core adjusted EBITDA, organic sales growth, Core organic sales growth, free cash flow, and ratios based on the foregoing measures. ESAB also provides adjusted EBITA/EBITDA and adjusted EBITA/EBITDA margin on a segment basis, as well as Core adjusted EBITDA and Core adjusted EBITDA margin on a segment basis.

Adjusted net income from continuing operations represents Net income from continuing operations, excluding Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gains, and separation costs. Adjusted net income, includes the tax effect of non-GAAP adjusting items at applicable tax rates. ESAB also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Core adjusted net income from continuing operations and Core adjusted net income per share - diluted from continuing operations which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia for the three and six months ended September 30, 2022, and October 1, 2021.
Adjusted EBITA, excludes from Net income from continuing operations, the effect of Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gains, separation costs, Income tax expense and Interest expense (income) and other, net. Adjusted EBITDA further excludes depreciation and other amortization from the adjusted EBITA calculation. ESAB presents adjusted EBITA and adjusted EBITDA margins, which are subject to the same adjustments as adjusted EBITA and adjusted EBITDA, respectively. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gains, and separation costs from operating income for adjusted EBITA and further exclude depreciation and other amortization for adjusted EBITDA. ESAB also presents Core adjusted EBITA/EBITDA and Core adjusted EBITA/EBITDA margins which are subject to the same adjustments as Adjusted EBITA/EBITDA and Adjusted EBITA/EBITDA margins, respectively, further removing the impact of Russia for the three and six months ended September 30, 2022, and October 1, 2021.

ESAB presents sales organic sales growth which excludes the impact of acquisitions and foreign exchange rate fluctuations and presents core organic sales growth which further excludes the impact of the Russia business for the three and six months ended September 30, 2022, and October 1, 2021 from core organic sales growth.

Adjusted free cash flow represents cash flows from operating activities excluding cash outflows related to the Company’s separation from Enovis Corporation and discontinued operations, less Purchases of property, plant and equipment net proceeds from sale of certain properties.

These non-GAAP financial measures assist ESAB management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. ESAB management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine and the related impact on energy supplies and prices; macroeconomic conditions; supply chain disruptions; the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the impact on creditworthiness and financial viability of customers; risks relating to the Company’s separation from Enovis Corporation (the “Separation”), Enovis’ ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes, the ability to realize the anticipated benefits of the Separation, and the financial and operating performance of the Company following the Separation; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10B-12/A on March 17, 2022, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092

ESAB CORPORATION
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Net sales	$620,265	$605,968	$1,929,353	$1,803,900
Cost of sales	410,927	398,973	1,268,212	1,178,719
Gross profit	209,338	206,995	661,141	625,181
Selling, general and administrative expense	121,668	124,104	394,026	381,225
Restructuring and other related charges	6,676	4,227	16,629	10,791
Operating income	80,994	78,664	250,486	233,165
Pension settlement gain	(3,300)	—	(3,300)	(11,208)
Interest expense (income) and other, net	12,165	(209)	19,516	(748)
Income from continuing operations before income taxes	72,129	78,873	234,270	245,121
Income tax expense	17,836	17,441	63,629	47,043
Net income from continuing operations	54,293	61,432	170,641	198,078
Loss from discontinued operations, net of taxes	(977)	—	(4,898)	—
Net income	53,316	61,432	165,743	198,078
Less: Income attributable to noncontrolling interest, net of taxes	962	818	2,703	2,399
Net income attributable to ESAB Corporation	$52,354	$60,614	$163,040	$195,679
Earnings (loss) per share – basic
Income from continuing operations	$0.88	$1.01	$2.78	$3.26
Loss on discontinued operations	$(0.02)	$—	$(0.08)	$—
Net income per share	$0.86	$1.01	$2.70	$3.26
Earnings (loss) per share – diluted
Income from continuing operations	$0.88	$1.01	$2.77	$3.26
Loss on discontinued operations	$(0.02)	$—	$(0.08)	$—
Net income per share – diluted	$0.86	$1.01	$2.69	$3.26

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Adjusted Net Income and Adjusted Net Income Per Share	(Dollars in millions)(1)
Net income from continuing operations attributable to ESAB Corporation(2) (GAAP)	53.3	60.6	167.9	195.7
Restructuring and other related charges – pretax(3)	6.7	4.2	16.6	10.8
Acquisition-related amortization – pretax(4)	7.2	8.9	22.5	27.1
Separation costs – pretax(5)	2.6	0.7	9.7	0.8
Pension settlement gain – pretax	(3.3)	—	(3.3)	(11.2)
Tax adjustment(6)	(4.3)	(5.2)	(12.1)	(12.9)
Adjusted net income from continuing operations (non-GAAP)	$62.2	$69.3	$201.4	$210.3
Adjusted net income from continuing operations attributable to Russia (non-GAAP)(7)	6.5	8.2	10.1	17.1
Core adjusted net income from continuing operations (non-GAAP)	$55.7	$61.1	$191.3	$193.2

Adjusted net income margin from continuing operations	10.0%	11.4%	10.4%	11.7%

Adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.03	$1.15	$3.33	$3.50
Adjusted net income per share – diluted from continuing operations attributable to Russia (non-GAAP)(7)	$0.11	$0.13	$0.17	$0.29
Core adjusted net income per share – diluted from continuing operations (non-GAAP)	$0.92	$1.02	$3.16	$3.21

Net income per share – diluted from continuing operations (GAAP)	$0.88	$1.01	$2.77	$3.26
__________
(1) Numbers may not sum due to rounding.
(2) Net income from continuing operations attributable to ESAB Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes, of $1.0 million and $2.7 million for the three and nine months ended September 30, 2022, and $0.8 million and $2.4 million for the three and nine months ended October 1, 2021, respectively.
(3) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(4) Includes amortization of acquired intangibles.
(5) Includes non-recurring professional fees incurred in the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.
(6) For 2022 the tax effect of the adjusting items above results in an adjusted tax rate of 26.0% and 27.1% for the three and nine months ended September 30, 2022. For 2021 the tax effect of the above adjusting items and the exclusion of some non-recurring benefits resulted in an adjusted tax rate of 24.4% and 22.0% for the three and nine months ended October 1, 2021.
(7) Represents activity relating to Russia for the three and six months ended September 30, 2022, and October 1, 2021, respectively

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Adjusted EBITA and Adjusted EBITDA	(Dollars in millions)(1)
Net income from continuing operations (GAAP)	$54.3	$61.4	$170.6	$198.1
Income tax expense	17.8	17.4	63.6	47.0
Interest expense (income) and other, net(2)	12.2	—	19.6	(0.2)
Pension settlement gain	(3.3)	—	(3.3)	(11.2)
Restructuring and other related charges(3)	6.7	4.2	16.6	10.8
Separation costs(4)	1.8	0.7	8.9	0.8
Acquisition-related amortization(5)	7.2	8.9	22.5	27.1
Adjusted EBITA (non-GAAP)	$96.7	$92.7	$298.6	$272.4
Depreciation and other amortization	8.3	9.8	26.2	29.0
Adjusted EBITDA (non-GAAP)	$105.0	$102.5	$324.8	$301.4
Adjusted EBITA attributable to Russia (non-GAAP)(6)	8.9	10.8	13.9	22.2
Adjusted EBITDA attributable to Russia (non-GAAP)(6)	9.5	11.2	15.0	23.1
Core adjusted EBITA (non-GAAP)	$87.8	$81.9	$284.7	$250.2
Core adjusted EBITDA (non-GAAP)	$95.5	$91.3	$309.8	$278.3

Net income margin from continuing operations (GAAP)	8.8%	10.1%	8.8%	11.0%
Adjusted EBITA margin (non-GAAP)	15.6%	15.3%	15.5%	15.1%
Adjusted EBITDA margin (non-GAAP)	16.9%	16.9%	16.8%	16.7%

Core adjusted EBITA margin (non-GAAP)(7)	15.2%	14.6%	15.3%	14.6%
Core adjusted EBITDA margin (non-GAAP)(7)	16.6%	16.2%	16.7%	16.2%
__________
(1) Numbers may not sum due to rounding.
(2) Mainly relates to the removal of interest expense and income included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statement of Operations.
(3) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(4) Includes non-recurring professional fees incurred in the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.
(5) Includes amortization of acquired intangibles.
(6) Represents activity relating to Russia for the three and six months ended September 30, 2022, and October 1, 2021, respectively.
(7) Net sales relating to Russia included within the EMEA & APAC segment were $43.3 million and $72.7 million for the three and six months ended September 30, 2022, respectively, and $44.2 million and $88.2 million for the three and six months ended October 1, 2021, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)(1)
Operating income (GAAP)	$36.6	$44.4	$81.0	$102.6	$147.9	$250.5
Restructuring and other related charges	1.9	4.8	6.7	9.1	7.6	16.6
Separation costs	0.8	1.0	1.8	4.6	4.3	8.9
Acquisition-related amortization	4.0	3.3	7.2	12.3	10.2	22.5
Other(2)	—	—	—	0.3	(0.2)	0.1
Adjusted EBITA (non-GAAP)	43.2	53.5	96.7	128.9	169.8	298.6
Depreciation and other amortization	3.2	5.1	8.3	10.1	16.1	26.2
Adjusted EBITDA (non-GAAP)	$46.4	$58.6	$105.0	$138.9	$185.9	$324.8
Adjusted EBITDA attributable to Russia (non-GAAP)(3)	—	9.5	9.5	—	15.0	15.0
Core adjusted EBITDA (non-GAAP)	$46.4	$49.2	$95.5	$138.9	$170.8	$309.8
Adjusted EBITA margin (non-GAAP)	15.4%	15.8%	15.6%	15.3%	15.7%	15.5%
Adjusted EBITDA margin (non-GAAP)	16.5%	17.3%	16.9%	16.4%	17.1%	16.8%
Core adjusted EBITDA margin (non-GAAP)(4)	16.5%	16.6%	16.6%	16.4%	16.9%	16.7%
(1) Numbers may not sum due to rounding.
(2) Relates to the adjustment for certain items included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statements of Operations.
(3) Represents activity relating to Russia for the three and six months ended September 30, 2022, respectively.
(4) Net sales relating to Russia included within the EMEA & APAC segment were $43.3 million and $72.7 million for the three and six months ended September 30, 2022, respectively.

	Three Months Ended October 1, 2021			Nine Months Ended October 1, 2021
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)(1)
Operating income (GAAP)	$31.6	$47.0	$78.7	$81.1	$152.1	$233.2
Restructuring and other related charges	1.8	2.4	4.2	6.3	4.5	10.8
Separation costs	0.2	0.5	0.7	0.3	0.5	0.8
Acquisition-related amortization	4.6	4.3	8.9	14.0	13.1	27.1
Other(2)	0.3	(0.1)	0.2	1.0	(0.4)	0.5
Adjusted EBITA (non-GAAP)	38.6	54.1	92.7	102.7	169.8	272.5
Depreciation and other amortization	3.9	5.8	9.8	11.1	17.8	29.0
Adjusted EBITDA (non-GAAP)	$42.6	$59.9	$102.5	$113.8	$187.6	$301.4
Adjusted EBITDA attributable to Russia (non-GAAP)(3)	—	11.2	11.2	—	23.1	23.1
Core adjusted EBITDA (non-GAAP)	$42.6	$48.7	$91.3	$113.8	$164.5	$278.3
Adjusted EBITA margin (non-GAAP)	14.9%	15.6%	15.3%	13.9%	16.0%	15.1%
Adjusted EBITDA margin (non-GAAP)	16.4%	17.3%	16.9%	15.4%	17.6%	16.7%
Core adjusted EBITDA margin (non-GAAP)(4)	16.4%	16.1%	16.2%	15.4%	16.9%	16.2%
(1) Numbers may not sum due to rounding.
(2) Relates to the adjustment for certain items included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statements of Operations.
(3) Represents activity relating to Russia for the three and six months ended October 1, 2021, respectively.
(4) Net sales relating to Russia included within the EMEA & APAC segment were $44.2 million and $88.2 million for the three and six months ended October 1, 2021, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Sales Growth
	Americas		EMEA & APAC		Total ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended October 1, 2021	$260.0		$346.0		$606.0
Components of Change:
Existing businesses (organic sales growth)(1)	27.1	10.4%	16.7	4.8%	43.8	7.2%
Foreign Currency translation(2)	(5.7)	(2.2)%	(23.8)	(6.9)%	(29.5)	(4.9)%
Total sales growth	21.4	8.2%	(7.1)	(2.1)%	14.3	2.3%
For the three months ended September 30, 2022	$281.4		$338.9		$620.3
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales Growth(1)
	Americas		EMEA & APAC		ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended October 1, 2021	$260.0		$301.8		$561.8
Components of Change:
Existing businesses (organic core sales growth)(2)	27.1	10.4%	26.9	8.9%	54.0	9.6%
Foreign Currency translation(3)	(5.7)	(2.2)%	(33.1)	(11.0)%	(38.8)	(6.9)%
Total core sales growth	21.4	8.2%	(6.2)	(2.1)%	15.2	2.7%
For the three months ended September 30, 2022	$281.4		$295.6		$577.0
(1) Excludes Russia related sales of $43.3 million and $44.2 million for the three months ended September 30, 2022, and October 1, 2021, respectively.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Sales Growth
	Americas		EMEA & APAC		Total ESAB(1)
	$	Change %	$	Change %	$	Change %
For the nine months ended October 1, 2021	$739.8		$1,064.1		$1,803.9
Components of Change:
Existing businesses (organic sales growth)(2)	112.5	15.2%	87.2	8.2%	199.7	11.1%
Foreign Currency translation(3)	(7.6)	(1.0)%	(66.7)	(6.3)%	(74.2)	(4.1)%
Total sales growth	104.9	14.2%	20.5	1.9%	125.5	7.0%
For the nine months ended September 30, 2022	$844.7		$1,084.6		$1,929.4
(1) Numbers may not sum due to rounding.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales Growth(1)
	Americas		EMEA & APAC		ESAB
	$	Change %	$	Change %	$	Change %
For the nine months ended October 1, 2021	$739.8		$975.9		$1,715.7
Components of Change:
Existing businesses (organic core sales growth)(2)	112.5	15.2%	117.5	12.0%	230.0	13.4%
Foreign Currency translation(3)	(7.6)	(1.0)%	(81.4)	(8.3)%	(89.0)	(5.2)%
Total core sales growth	104.9	14.2%	36.1	3.7%	141.0	8.2%
For the nine months ended September 30, 2022	$844.7		$1,012.0		$1,856.7
(1) Excludes Russia related sales of $72.7 million and $88.2 million for the six months ended September 30, 2022, and October 1, 2021, respectively.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Net cash provided by operating activities (GAAP)	$79.5	$69.5	$122.9	$192.1
Purchases of property, plant and equipment (GAAP)	(8.3)	(8.1)	(22.0)	(18.9)
Proceeds from the sale of certain properties(1)	—	(0.3)	2.5	1.1
Payments related to the Separation(2)	0.3	—	13.2	—
Payments related to discontinued operations	5.6	—	19.3	—
Adjusted free cash flow (non-GAAP)	$77.1	$61.1	$135.9	$174.3
(1) Includes proceeds from the sale of certain properties related to restructuring efforts for which previous cash outlays were included in Net cash used in investing activities.
(2) Includes $0 million and $9.2 million related to tax paid for the separation and $0.3 million and $4.0 million of other separation charges for the three and nine months ended September 30, 2022, respectively.

ESAB CORPORATION
CONSOLIDATED AND COMBINED CONDENSED BALANCE SHEETS
Dollars in thousands
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,634	$41,209
Trade receivables, less allowance for credit losses of $23,564 and $23,912	359,956	383,496
Inventories, net	446,531	420,062
Prepaid expenses	53,174	51,949
Other current assets	67,701	67,357
Total current assets	987,996	964,073
Property, plant and equipment, net	265,185	286,278
Goodwill	1,399,661	1,532,993
Intangible assets, net	452,329	521,434
Lease assets - right of use	89,551	107,944
Other assets	345,181	48,540
Total assets	$3,539,903	$3,461,262

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$320,179	$345,480
Accrued liabilities	290,403	251,109
Total current liabilities	610,582	596,589
Long-term debt	1,132,415	—
Other liabilities	549,381	362,945
Total liabilities	2,292,378	959,534
Equity:
Common stock - $0.001 par value - Authorized 600,000,000, 60,076,559 and 100 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	60	—
Additional paid-in capital	1,857,918	—
Retained earnings	101,549	—
Former Parent’s investment	—	2,921,623
Accumulated other comprehensive loss	(750,342)	(460,888)
Total ESAB Corporation equity	1,209,185	2,460,735
Noncontrolling interest	38,340	40,993
Total equity	1,247,525	2,501,728
Total liabilities and equity	$3,539,903	$3,461,262

CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF CASH FLOWS
Dollars in thousands
(Unaudited)

	Nine Months Ended
	September 30, 2022	October 1, 2021

Cash flows from operating activities:
Net income	$165,743	$198,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,699	57,305
Stock-based compensation expense	9,532	4,951
Non-cash interest expense	1,673	—
Deferred income tax	(4,725)	(2,710)
Pension settlement gain	(3,300)	(11,208)
Changes in operating assets and liabilities:
Trade receivables, net	(7,361)	(54,826)
Inventories, net	(54,757)	(105,409)
Accounts payable	(10,916)	93,382
Other operating assets and liabilities	(21,673)	12,514
Net cash provided by operating activities	122,915	192,077
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,996)	(18,851)
Proceeds from sale of property, plant and equipment	4,322	1,079
Acquisition, net of cash received	—	(4,885)
Net cash used in investing activities	(17,674)	(22,657)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	1,000,000	—
Proceeds from borrowings on revolving credit facility and other	495,881	244
Repayments of borrowings on revolving credit facility	(360,000)	—
Payment of deferred financing fees and other	(4,904)	—
Payment of deferred consideration	(1,500)	—
Payment of dividends	(3,025)	—
Distributions to noncontrolling interest holders	(1,960)	(2,550)
Consideration to Former Parent in connection with the Separation	(1,200,000)	—
Transfers from (to) Former Parent, net	2,847	(173,412)
Net cash used in financing activities	(72,661)	(175,718)
Effect of foreign exchange rates on Cash and cash equivalents	(13,155)	(1,416)
Increase (decrease) in Cash and cash equivalents	19,425	(7,714)
Cash and cash equivalents, beginning of period	41,209	49,209
Cash and cash equivalents, end of period	$60,634	$41,495